                                                                     EXHIBIT 4.1

                               FIRST AMENDMENT TO
                                CREDIT AGREEMENT

                                      Among

                      ALLEGHENY TECHNOLOGIES INCORPORATED,
                                 as the Borrower

                    THE FINANCIAL INSTITUTIONS PARTY HERETO,
                                 as the Lenders

                               MELLON BANK, N.A.,
                              JP MORGAN CHASE BANK,
                                       and
                             BANK OF AMERICA, N.A.,
                              as Syndication Agents

                                       and

                         PNC BANK, NATIONAL ASSOCIATION,
                  as the Documentation and Administrative Agent

                                       and

                           PNC CAPITAL MARKETS, INC.,
                                as lead arranger

                          Dated as of August 12, 2002,

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
ARTICLE I   AMENDMENTS TO ORIGINAL CREDIT AGREEMENT.......................    1
         Section 1.01. Amended Definitions................................    1
         Section 1.02. Additional Definitions.............................    6
         Section 1.03. Amendment to Section 5.3...........................    7
         Section 1.04. Amendment to Section 5.4...........................    7
         Section 1.05. No Other Amendments................................    8

ARTICLE II  BORROWER'S SUPPLEMENTAL REPRESENTATIONS.......................    8
         Section 2.01  Incorporation by Reference.........................    8
         Section 2.02. Corporate Authority................................    8
         Section 2.03. Validity of this First Amendment...................    9
         Section 2.04. Amendment Closing Fee..............................    9

ARTICLE III CONDITIONS PRECEDENT..........................................    9
         Section 3.01. Conditions Precedent...............................    9

ARTICLE IV  GENERAL PROVISIONS............................................   10
         Section 4.01. Ratification of Terms..............................   10
         Section 4.02. References.........................................   10
         Section 4.03. Incorporation Into Original Credit Agreement.......   10
         Section 4.04. Counterparts.......................................   11
         Section 4.05. Capitalized Terms..................................   11
         Section 4.06. Taxes..............................................   11
         Section 4.07. Costs and Expenses.................................   11
         Section 4.08. Severability.......................................   11
         Section 4.09. Governing Law......................................   11
         Section 4.10. Headings...........................................   11

                       FIRST AMENDMENT TO CREDIT AGREEMENT

      THIS FIRST AMENDMENT TO CREDIT AGREEMENT (the "First Amendment") dated as of August 12, 2002, to that certain Credit Agreement dated as of December 21, 2001 (the Credit Agreement together with the exhibits and schedules thereto and all modifications, amendments, extensions, renewals, substitutions or replacements prior to the date hereof, the "Original Credit Agreement"), among ALLEGHENY TECHNOLOGIES INCORPORATED, a Delaware corporation, as the borrower (the "Borrower"), the FINANCIAL INSTITUTIONS listed on the signature pages hereto and each other financial institution which from time to time becomes a party thereto in accordance with Section 9.6a of the Original Credit Agreement (individually a "Lender" and collectively the "Lenders"), MELLON BANK, N.A., JP MORGAN CHASE BANK, and BANK OF AMERICA, N.A., as Syndication Agents (individually a "Syndication Agent" and collectively the "Syndication Agents") and PNC BANK, NATIONAL ASSOCIATION, a national banking association, Documentation and Administrative Agent for the Lenders (in such capacity the "Agent").

                                   WITNESSETH:

      WHEREAS, the Borrower and the initial Lenders, the Syndication Agents and the Agent entered into the Original Credit Agreement pursuant to which the Lenders made certain financial accommodations available to the Borrower including a long term revolving credit commitment and a short term revolving credit commitment;

      WHEREAS, the Borrower and the Required Lenders, the Syndication Agents and the Agent desire to amend the Original Credit Agreement as set forth herein; and

      WHEREAS, the Borrower, the Syndication Agents, the Agent and the Required Lenders acknowledge that PNC Capital Markets, Inc. ("PNC Capital"), has acted as the lead arranger for this amendment; provided however, PNC Capital is not, and shall not be, a party to this First Amendment.

      NOW THEREFORE, in consideration of the mutual premises contained herein and other good and valuable consideration, the Borrower, the Required Lenders, the Syndication Agents and the Agent, with the intent to be legally bound hereby, agree that the Original Credit Agreement shall be amended as follows:

                                    ARTICLE I
                     AMENDMENTS TO ORIGINAL CREDIT AGREEMENT

      SECTION 1.01. AMENDED DEFINITIONS. Section 1.1 of the Original Credit Agreement is hereby amended such that the following definitions shall be amended and restated as set forth below.

                  "Applicable Long Term Revolving Credit LIBOR Margin" means for each LIBOR Portion of the Long Term Revolving Credit Loans, the percentage (expressed in basis points) determined from time to time based upon the Senior Ratings then in effect from Moody's and S&P set forth under the relevant column heading below:

                                                              Applicable Long Term
                                                             Revolving Credit LIBOR
                 Senior Ratings                                        Margin
                 --------------                              ----------------------
                Level I
       Senior Ratings are equal to or better than A
       from S&P or A2 from Moody's                               32.5 Basis Points

                Level II
       Senior Ratings are A- from S&P or A3
       from Moody's                                                40 Basis Points

                Level III
       Senior Ratings are BBB+ from S&P or Baa1
       from Moody's                                              47.5 Basis Points

                Level IV
       Senior Ratings are BBB from S&P or Baa2
       from Moody's                                              77.5 Basis Points

                Level V
       Senior Ratings are BBB- from S&P or Baa3
       from Moody's                                              97.5 Basis Points

                Level VI
       Senior Ratings are less than BBB- from S&P
       and Baa3 from Moody's                                      145 Basis Points

      provided, however, that (i) in the event the Senior Ratings of S&P and Moody's do not coincide, the Applicable Long Term Revolving Credit LIBOR Margin shall be determined utilizing the higher of such Senior Ratings; and (ii) in the event only one Senior Rating is in effect, the Applicable Long Term Revolving Credit LIBOR Margin set forth opposite such Senior Rating shall apply.

                  "Applicable Short Term Revolving Credit LIBOR Margin" means for each LIBOR Portion of the Short Term Revolving Credit Loans, the percentage (expressed in basis points) determined from time to time based upon the Senior Ratings then in effect from Moody's and S&P set forth under the relevant column heading below:

                                                           Applicable Short Term
                                                             Revolving Credit
                    Senior Ratings                              LIBOR Margin
                    --------------                         ---------------------
               Level I
      Senior Ratings are equal to or better than A from
      S&P or A2 from Moody's                                 34.5 Basis Points

               Level II
      Senior Ratings are A- from S&P or A3 from
      Moody's                                                42.5 Basis Points

               Level III
      Senior Ratings are BBB+ from S&P or Baa1 from
      Moody's                                                50.0 Basis Points

               Level IV
      Senior Ratings are BBB from S&P or Baa2 from
      Moody's                                                82.5 Basis Points

               Level V
      Senior Ratings are BBB- from S&P or Baa3 from
      Moody's                                               102.5 Basis Points

               Level VI
      Senior Ratings are less than BBB- from S&P and
      Baa3 from Moody's                                       150 Basis Points

      provided, however, that (i) in the event the Senior Ratings of S&P and Moody's do not coincide, the Applicable Short Term Revolving Credit LIBOR Margin shall be determined utilizing the higher of such Senior Ratings; and (ii) in the event only one Senior Rating is in effect, the Applicable Short Term Revolving Credit LIBOR Margin set forth opposite such Senior Rating shall apply.

                  "Applicable Term Loan LIBOR Margin" means for each LIBOR Portion of the Term Loans, the percentage (expressed in basis points) determined from time to time based upon the Senior Ratings then in effect from Moody's and S&P set forth under the relevant column heading below:

                                                                    Applicable Term Loan
                      Senior Ratings                                    LIBOR Margin
                      --------------                                --------------------
               Level I
      Senior Ratings are equal to or better than A from
      S&P or A2 from Moody's                                           95 Basis Points

               Level II
      Senior Ratings are A- from S&P or A3 from
      Moody's                                                         105 Basis Points

                                                                    Applicable Term Loan
                      Senior Ratings                                    LIBOR Margin
                      --------------                                --------------------
               Level III
      Senior Ratings are BBB+ from S&P or Baa1 from
      Moody's                                                         115 Basis Points

               Level IV
      Senior Ratings are BBB from S&P or Baa2 from
      Moody's                                                         150 Basis Points

               Level V
      Senior Ratings are BBB- from S&P or Baa3 from
      Moody's                                                         175 Basis Points

               Level VI
      Senior Ratings are less than BBB- from S&P and
      Baa3 from Moody's                                               225 Basis Points

      provided, however, that (i) in the event the Senior Ratings of S&P and Moody's do not coincide, the Applicable Term Loan LIBOR Margin shall be determined utilizing the higher of such Senior Ratings; and (ii) in the event only one Senior Rating is in effect, the Applicable Term Loan LIBOR Margin set forth opposite such Senior Rating shall apply.

                  "Consolidated EBITDA" means for any period Consolidated Net Income for such period (x) excluding therefrom (A) any extraordinary items of gain or loss (including without limitation those items created by mandated changes in accounting treatment), (B) any gain or loss of any other Person accounted for on the equity method, except to the extent of cash distributions received during the relevant period, (C) any other non-cash non-recurring items of gain or loss not covered in clauses (A) and (B) of this definition, (D) any cash charge in an amount not to exceed Ten Million Dollars ($10,000,000) recorded by the Borrower for its Fiscal Year ending December 31, 2002 for the payment of severance costs incurred in connection with restructuring costs recognized by the Borrower during 2002, and (E) for any Fiscal Quarter or Fiscal Year ending after December 31, 2002, any non-cash pension expense and any non-cash pension income resulting from the application of SFAS 87, (y) plus the aggregate amounts deducted in determining Consolidated Net Income for such period in respect of (i) Consolidated Interest Expense (ii) depreciation expense, (iii) any amortization of goodwill or other intangible and (iv) income taxes.

                  "Consolidated Total Capitalization" means as of any date of determination the sum of (i) Consolidated Total Indebtedness plus (ii) Consolidated Shareholders' Equity, excluding any changes in Consolidated Shareholders' Equity caused by non-cash adjustments made in accordance with SFAS 87 that require net pension assets or liabilities to be removed from or added to the Consolidated balance sheet of the Borrower.

                  "Consolidated Total Indebtedness" means the Indebtedness of the Borrower and its Consolidated Subsidiaries determined on a Consolidated basis in accordance with GAAP, consistently applied, together with the funded amount under any Securitization Contract entered into by a Special Purpose Subsidiary, less the sum of cash and Cash Equivalents on the Consolidated balance sheet of the Borrower in excess of $25,000,000 as of the date of any determination of the Consolidated Total Indebtedness of the Borrower.

                  "Long Term Revolving Credit Facility Fee Percentage" shall mean the rate per annum (expressed in basis points) determined from time to time based upon the Senior Ratings in effect by S&P and Moody's set forth under the relevant column heading below opposite such Senior
      Ratings:


                                                                    Long Term
                                                                 Revolving Credit
                                                                   Facility Fee
                        Senior Ratings                              Percentage
                        --------------                           ----------------
               Level I
      Senior Ratings are equal to or better than A from S&P
      or A2 from Moody's                                        12.5 Basis Points

               Level II
      Senior Ratings are A- from S&P or A3 from Moody's           15 Basis Points

               Level III
      Senior Ratings are BBB+ from S&P or Baa1 from
      Moody's                                                   17.5 Basis Points

               Level IV
      Senior Ratings are BBB from S&P or Baa2 from
      Moody's                                                   22.5 Basis Points

               Level V
      Senior Ratings are BBB- from S&P or Baa3 from
      Moody's                                                   27.5 Basis Points

               Level VI
      Senior Ratings are less than BBB- from S&P or Baa3
      from Moody's                                                30 Basis Points

      provided that, in the event that the Senior Ratings of S&P and Moody's do not coincide, the Long Term Revolving Credit Facility Fee Percentage set forth above opposite the higher of such Senior Ratings will apply; and provided further, in the event that one Senior Rating is in effect, the Long Term Revolving Credit Facility Fee Percentage set forth above for such Senior Rating will apply.

                  "Short Term Revolving Credit Facility Fee Percentage" shall mean the rate per annum (expressed in basis points) determined from time to time based upon the Senior Ratings in effect by S&P and Moody's set forth under the relevant column heading below opposite such Senior Ratings:

                                                                         Short Term
                                                                      Revolving Credit
                                                                        Facility Fee
                           Senior Ratings                                Percentage
                           --------------                             ----------------
               Level I
      Senior Ratings are equal to or better than A from S&P or A2
      from Moody's                                                    10.5 Basis Points

               Level II
      Senior Ratings are A- from S&P or A3 from Moody's               12.5 Basis Points

               Level III
      Senior Ratings are BBB+ from S&P or Baa1 from
      Moody's                                                           15 Basis Points

               Level IV
      Senior Ratings are BBB from S&P or Baa2 from
      Moody's                                                         17.5 Basis Points

               Level V
      Senior Ratings are BBB- from S&P or Baa3 from
      Moody's                                                         22.5 Basis Points

               Level VI
      Senior Ratings are less than BBB- from S&P and Baa3
      from Moody's                                                      25 Basis Points

      provided that, in the event that the Senior Ratings of S&P and Moody's do not coincide, the Short Term Revolving Credit Facility Fee Percentage set forth above opposite the higher of such Senior Ratings will apply; and provided further, in the event that one Senior Rating is in effect, the Short Term Revolving Credit Facility Fee Percentage set forth above for such Senior Rating will apply.

      SECTION 1.02. ADDITIONAL DEFINITIONS. Section 1.1 of the Original Credit Agreement is hereby amended such that the following definition shall be added thereto in the appropriate alphabetical order:

                  "Cash Equivalents" means (i) marketable securities issued or directly and unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having a rating of A or better or its equivalent from any Recognized Rating Agency; (iii) commercial paper maturing no more than 180 days from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 or P-1 or its equivalent from any Recognized Rating Agency; (iv) certificates of deposit, time deposits or bankers' acceptances maturing within one year from the date of acquisition thereof and, at the time of acquisition, issued by any Lender or any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia having unimpaired capital and surplus of not less than $500,000,000; (v) Eurodollar time deposits having a maturity of less than one year purchased directly from any lending institution described in item (iv) immediately above (provided such deposit is with such lending institution or any other lending institution described in item (iv) immediately above); (vi) repurchase agreements collateralized at 102% by any of the obligations listed in item
      (i) through (iii) inclusive, with such collateral being marked-to-market on a daily basis; and (vii) money market funds rated AA or AAm or higher (or any equivalent rating) by any Recognized Rating Agency with same day liquidity and non-fluctuating net asset value.

                  "First Amendment" means the First Amendment to Credit Agreement among the Borrower, the Required Lenders, the Syndication Agents and the Agent dated as of August 12, 2002.

                  "First Amendment Effective Date" shall mean August 12, 2002.

                  "Recognized Rating Agency" means any of Standard and Poor's Rating Group, a division of McGraw-Hill, Inc., Moody's Investors Services, Inc., and Fitch, Inc., or any of their respective successor organizations.

      SECTION 1.03. AMENDMENT TO SECTION 5.3. Section 5.3 of the Original Credit Agreement is amended and restated in its entirety to read as follows:

      5.3 LEVERAGE RATIO . At no time shall the Borrower's Consolidated Total Indebtedness be more than fifty percent (50%) of its Consolidated Total Capitalization.

      SECTION 1.04. AMENDMENT TO SECTION 5.4. Section 5.4 of the Original Credit Agreement is amended and restated in entirety to read as follows:

      5.4 INTEREST COVERAGE RATIO . (i) At no time prior to or on June 30, 2003 shall the ratio of the Borrower's Consolidated EBITDA for the four (4) most recently completed Fiscal Quarters as of any Fiscal Quarter ended during such period, taken as a single accounting period, to its Consolidated Interest Expense for the same four (4) Fiscal Quarter period, taken as a single accounting period, be less than 2.25 to 1.0; (ii) at no time during the period after June 30, 2003 through June 30, 2004 shall the ratio of the Borrower's Consolidated EBITDA for the four (4) most recently completed Fiscal Quarters as of any Fiscal Quarter ended during such period, taken as a single accounting period, to its Consolidated Interest

      Expense for the same four (4) Fiscal Quarter period, taken as a single accounting period, be less than 2.75 to 1.0; (iii) at no time during the period after June 30, 2004 through December 31, 2004 shall the ratio of the Borrower's Consolidated EBITDA for the four (4) most recently completed Fiscal Quarters as of any Fiscal Quarter ended during such period, taken as a single accounting period, to its Consolidated Interest Expense for the same four (4) Fiscal Quarter period, taken as a single accounting period, be less than 3.0 to 1.0; and (iv) at no time after December 31, 2004 shall the ratio of the Borrower's Consolidated EBITDA for the four (4) most recently completed Fiscal Quarters as of any Fiscal Quarter ended during such period, taken as a single accounting period, to its Consolidated Interest Expense for the same four (4) Fiscal Quarter period, taken as a single accounting period, be less than 3.50 to 1.0.

      SECTION 1.05. NO OTHER AMENDMENTS. The amendments to the Original Credit Agreement set forth in Sections 1.01 and 1.04 inclusive above do not either implicitly or explicitly alter or amend, except as expressly provided in this First Amendment, the provisions of the Original Credit Agreement. The amendments set forth in Sections 1.01 and 1.04 hereof do not waive, now or in the future, compliance with any other covenant, term or condition to be performed or complied with nor do they impair any rights or remedies of the Lenders or the Agent under the Original Credit Agreement with respect to any such violation. Nothing in this First Amendment shall be deemed or construed to be a release of, or a limitation upon, the Lenders', Syndication Agents' or the Agent's exercise of any of their respective rights and remedies under the Original Credit Agreement and the other Loan Documents, whether arising as a consequence of any Events of Default which may now exist or otherwise, and all such rights and remedies are hereby expressly reserved.

                                   ARTICLE II
                     BORROWER'S SUPPLEMENTAL REPRESENTATIONS

      SECTION 2.01 INCORPORATION BY REFERENCE. As an inducement to the Lenders, the Syndication Agents and the Agent to enter into this First Amendment, (i) the Borrower hereby repeats and remakes herein, for the benefit of the Lenders, the representations and warranties made by the Borrower in Sections 3.1 through 3.16, inclusive, of the Original Credit Agreement, as amended hereby, except that for purposes hereof such representations and warranties shall be deemed to extend to and cover this First Amendment and are remade as of the First Amendment Effective Date, and (ii) the Borrower hereby represents and warrants that on and as the First Amendment Effective Date that no Potential Default or Event of Default has occurred and is continuing.

      SECTION 2.02. CORPORATE AUTHORITY. As an inducement to the Lenders, the Syndication Agents and the Agent to enter into this First Amendment, the Borrower hereby represents and warrants that the Borrower is duly authorized to execute and deliver this First Amendment; all necessary corporate action to authorize the execution and delivery of this First Amendment has been properly taken; and it is and will continue to be duly authorized to borrow under the

Original Credit Agreement, as amended hereby, and to perform all of the other terms and provisions of this First Amendment and the Original Credit Agreement, as amended hereby.

      SECTION 2.03. VALIDITY OF THIS FIRST AMENDMENT. As an inducement to the Lenders, the Syndication Agents and the Agent to enter into this First Amendment, the Borrower hereby represents and warrants that the execution and delivery of this First Amendment does not, and the borrowings contemplated by the Original Credit Agreement, as amended hereby, and the performance by the Borrower of its obligations under this First Amendment and the Original Credit Agreement, as amended hereby, will not contravene any provision of law, of the Borrower's Certificate of Incorporation or Bylaws, or the provisions of any agreement to which the Borrower is a party or by which the Borrower is bound; this First Amendment constitutes the legal, valid and binding obligation of the Borrower enforceable in accordance with its terms.

      SECTION 2.04. AMENDMENT CLOSING FEE. As an inducement to the Lenders, the Syndication Agents and the Agent to enter into this First Amendment, the Borrower hereby represents, warrants and agrees to pay to the Agent, on behalf of each Lender that executes and delivers to the Agent this First Amendment to the Agreement on or before 5:00 p.m. on August 12, 2002, an amendment closing fee equal to the product of twenty-five (25) basis points (.25%) times the sum of the maximum Commitments of each such Lender under the Agreement (the "AMENDMENT CLOSING FEE").

                                   ARTICLE III
                              CONDITIONS PRECEDENT

      SECTION 3.01. CONDITIONS PRECEDENT. Each of the following shall be a condition precedent to the effectiveness of this First Amendment.

      (i) The Agent shall have received duly executed counterpart originals of this First Amendment executed by the Borrower and the Required Lenders.

      (ii) The Borrower shall deliver to the Agent a certificate of the Secretary or assistant secretary of the Borrower certifying:

            (A) the corporate authority of the Borrower to execute, deliver and perform under this First Amendment; and

            (B) the names of the persons authorized on behalf of the Borrower to sign this First Amendment, together with the true signatures of such persons.

      (iii) The following statements shall be true and correct on the First Amendment Effective Date and on the date of the execution and delivery of this First Amendment by the Borrower:

            (A) except to the extent modified in writing by the Borrower heretofore delivered to the Lenders, the representations and warranties made pursuant to Section

      2.01 of this First Amendment and in the other Loan Documents are true and correct on and as of the First Amendment Effective Date and as of the date of the execution and delivery of this First Amendment by the Borrower as though made on and as of such date in all material respects;

            (B) no Event of Default or event which with the giving of notice or passage of time or both would become an Event of Default has occurred and is continuing, or would result from the execution of or performance under this First Amendment;

            (C) the Borrower has in all material respects performed all agreements, covenants and conditions required to be performed on or prior to the date hereof under the Original Credit Agreement and the other Loan Documents.

      (iv) Payment to the Agent of the Amendment Closing Fee for the benefit of the applicable Lenders, and the payment of the arrangement fee due to PNC Capital in connection with this First Amendment.

      (v) Receipt by the Agent of such other instruments, documents and opinions of counsel as the Agent shall reasonably require, all of which shall be satisfactory in form and content to the Agent and its counsel.

                                   ARTICLE IV
                               GENERAL PROVISIONS

      SECTION 4.01. RATIFICATION OF TERMS. Except as expressly amended or waived by this First Amendment, the Original Credit Agreement and each and every representation, warranty, covenant, term and condition contained therein is specifically ratified and confirmed in all material respects. The Borrower expressly ratifies and confirms the waiver of jury trial provisions contained in the Original Credit Agreement and the other Loan Documents.

      SECTION 4.02. REFERENCES. All notices, communications, agreements, certificates, documents or other instruments executed and delivered after the execution and delivery of this First Amendment in connection with the Agreement, any of the other Loan Documents or the transactions contemplated thereby may refer to the Original Credit Agreement without making specific reference to this First Amendment, but nevertheless all such references shall include this First Amendment unless the context requires otherwise. After the execution and delivery of this First Amendment by the Borrower and the effectiveness of this First Amendment, all references in the Original Credit Agreement and each of the other Loan Documents to the "Agreement" shall be deemed to be references to the Original Credit Agreement as amended hereby.

      SECTION 4.03. INCORPORATION INTO ORIGINAL CREDIT AGREEMENT. This First Amendment is deemed incorporated into, is to be construed in connection with and is made a part of, the Original Credit Agreement. To the extent that any term or provision of this First Amendment is or may be deemed expressly inconsistent with any term or provision of the Original Credit Agreement, the terms and provisions hereof shall control.

      SECTION 4.04. COUNTERPARTS. This First Amendment may be executed in different counterparts, and by the different parties hereto on separate counterparts, each of which when so executed shall be regarded as an original, and all such counterparts shall constitute one First Amendment. Delivery of an executed signature page of a counterpart of this First Amendment by telecopier shall be as effective as delivery of a manually executed counterpart of this First Amendment.

      SECTION 4.05. CAPITALIZED TERMS. Except for proper nouns and as otherwise defined herein, capitalized terms used herein as defined terms shall have the meanings ascribed to them in the Original Credit Agreement, as amended hereby.

      SECTION 4.06. TAXES. The Borrower hereby agrees (i) to pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this First Amendment and
(ii) to save the Syndication Agents, the Agent and the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

      SECTION 4.07. COSTS AND EXPENSES. The Borrower hereby agrees to pay all costs and expenses of the Agent (including, without limitation, the reasonable fees and the disbursements of the Agent's special counsel, Tucker Arensberg, P.C.) in connection with the preparation, execution and delivery of this First Amendment and the related documents.

      SECTION 4.08. SEVERABILITY. Any provision of this First Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or enforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

      SECTION 4.09. GOVERNING LAW. THIS FIRST AMENDMENT AND THE RIGHTS AND OBLIGATIONS HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA WITHOUT REGARD TO THE PROVISIONS THEREOF REGARDING CONFLICTS OF LAW.

      SECTION 4.10. HEADINGS The headings of the sections in this First Amendment are for purposes of reference only and shall not be deemed to be a part hereof.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this First Amendment to be duly executed by their proper and duly authorized officers as of the day first above written.

                                      BORROWER:

Attest/Witness:                       ALLEGHENY TECHNOLOGIES
                                      INCORPORATED, a Delaware corporation

By: /s/ John M. Tishok               By: /s/ Robert S. Park
   -------------------------             -------------------------------------
Name:                                 Name:  Robert S. Park
Title:                                Title: Vice President and Treasurer


                                      AGENT:

                                      PNC BANK, NATIONAL ASSOCIATION, as
                                      Lender and Agent

                                      By: /s/ David B. Gookin
                                          ------------------------------------
                                      Name:  David B. Gookin
                                      Title: Managing Director


                                      LENDERS:

                                      BANK OF AMERICA, N.A., as a Lender and
                                      Syndication Agent

                                      By: /s/ Megan McBride
                                          ------------------------------------
                                      Name:  Megan McBride
                                      Title: Principal


                                      MELLON BANK, N.A., as Lender and
                                      Syndication Agent

                                      By: /s/ John R. Cooper
                                          ------------------------------------
                                      Name:  John R. Cooper
                                      Title: Vice President

                 [SIGNATURES OF LENDERS CONTINUED ON NEXT PAGE]

                    [CONTINUATION OF SIGNATURES OF LENDERS TO
           FIRST AMENDMENT TO CREDIT AGREEMENT DATED AUGUST 12, 2002]

                                       JP MORGAN CHASE BANK, as a Lender and
                                       Syndication Agent

                                       By: /s/ James H. Ramage
                                           -------------------------------------
                                       Name:  James H. Ramage
                                       Title: Managing Director


                                       CITIBANK, N.A., as a Lender and
                                       Syndication Agent

                                       By: /s/ Prakash M. Chonkar
                                           -------------------------------------
                                       Name:  Prakash M. Chonkar
                                       Title: Managing Director


                                       THE BANK OF NEW YORK, as a Lender

                                       By: /s/ Russell A. Burr
                                           -------------------------------------
                                       Name:  Russell A. Burr
                                       Title: Senior Vice President


                                       NATIONAL CITY BANK OF PENNSYLVANIA,
                                       as a Lender

                                       By: /s/ Debra W. Riefner
                                           -------------------------------------
                                       Name:  Debra W. Riefner
                                       Title: Vice President & Regional Manager


                                       BANK OF TOKYO-MITSUBISHI TRUST COMPANY,
                                       as a Lender

                                       By: /s/ Spencer Hughes
                                           -------------------------------------
                                       Name:  Spencer Hughes
                                       Title: Vice President


                 [SIGNATURES OF LENDERS CONTINUED ON NEXT PAGE]

                    [CONTINUATION OF SIGNATURES OF LENDERS TO
           FIRST AMENDMENT TO CREDIT AGREEMENT DATED AUGUST 12, 2002]

                                       MIZUHO CORPORATE BANK,
                                       LTD. (as successor to The Industrial
                                       Bank of Japan, Limited), as a Lender


                                       By: /s/ Andreas Panteli
                                           -------------------------------------
                                       Name:  Andreas Panteli
                                       Title: Senior Vice President &
                                                Department Head